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                                                                  EXHIBIT 10.8.1


        THIS AMENDED AND RESTATED WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THIS AMENDED AND RESTATED WARRANT IS ATTACHED TO, AND MAY NOT BE DETACHED OR SEPARATELY TRANSFERRED FROM, EXCEPT AS SET FORTH HEREIN, THE AMENDED AND RESTATED SUBORDINATED NOTE, DATED AS OF JANUARY 31, 2003 TO MISSISSIPPI VALLEY CAPITAL, LLC, A MISSOURI LIMITED LIABILITY COMPANY. THIS AMENDED AND RESTATED WARRANT AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT") DATED AS OF APRIL 8,
        2003, BETWEEN AND AMONG BAKERS FOOTWEAR GROUP, INC., F/K/A WEISS & NEUMAN SHOE CO., AS THE COMPANY, MISSISSIPPI VALLEY CAPITAL, LLC, AS THE SUBORDINATED CREDITOR, AND THE SENIOR LENDER NAMED THEREIN, TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS AMENDED AND RESTATED WARRANT TO THE SENIOR LENDER, AND THE HOLDER OF THIS AMENDED AND RESTATED WARRANT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                          AMENDED AND RESTATED WARRANT

                  TO PURCHASE SHARES OF CLASS A COMMON STOCK OF

                        BAKERS FOOTWEAR GROUP, INC. F/K/A
                            WEISS AND NEUMAN SHOE CO.

         THIS CERTIFIES that, for value received, Mississippi Valley Capital, LLC, a Missouri limited liability company ("Warrantholder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time during the period specified in Section 1(c) hereof (the

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"Exercise Period"), to subscribe for and purchase from Bakers Footwear Group,
Inc. f/k/a Weiss and Neuman Shoe Co., a Missouri corporation (the "Company"), 76,907 fully paid and nonassessable shares of Class A Common Stock, $.001 par value ("Common Stock"), issued by the Company, at a price of $0.001 per share ("Exercise Price") aggregating $76.91. The Exercise Price and the number and type of shares for which this Amended and Restated Warrant (the "Warrant") is exercisable shall be subject to adjustment as provided herein.

     This Warrant is issued pursuant to that certain Amended and Restated Subordinated Note, dated January 31, 2003 (the "Subordinated Note"), issued by the Company to the Warrantholder. Except as otherwise set forth herein, this Warrant is not detachable, or separately transferable, from the Subordinated Note. Any capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Subordinated Note.

     1. Exercise of Warrant.

        (a) The purchase rights represented by this Warrant are exercisable by Warrantholder, at any time following the earlier to occur of (1) the Maturity Date, (2) an initial public offering of the Company's Common Stock, and (3) an Event of Default, by the surrender of this Warrant, together with the Notice of Exercise attached hereto duly completed and executed, at the office of Company, at such office or agency of Company as it may designate by notice in writing to Warrantholder at the address thereof, or if no such designation has been made, at the last known residence address of Company as set forth on Warrantholder's records, and upon payment of the Exercise Price of the shares thereby purchased (by: (i) cash; (ii) check; or (iii) bank draft payable to the order of Company); whereupon the Company shall, at its expense, deliver to Warrantholder as soon as practicable the certificate(s) representing the number of shares of Common Stock so purchased. Each certificate evidencing Common Stock purchased hereunder shall bear a legend substantially the same as that appearing on this Warrant, in addition to any legend required by any applicable state or federal securities law. Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of Common Stock purchased by exercise of this Warrant as provided herein shall be, and be deemed to be, issued to Warrantholder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid.

        (b) Certificates for shares purchased hereunder shall be delivered to Warrantholder promptly after the date on which this Warrant shall have been exercised as aforesaid.

        (c) The Company covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

        (d) The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will upon payment therefore be


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
validly issued, fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect thereof.

          (c) This Warrant shall be detachable from the Subordinated Note and exercisable for a period of ninety (90) days after (i) Warrantholder's receipt of notice from the Company of its intent to make an initial public offering of the Company's Common Stock, (ii) the Company's failure to pay to Warrantholder the Warrant Redemption Price for the Warrant in accordance with Section 1(f) below, or (iii) an Event of Default. If exercised, this Warrant shall be exercised for all, but not less than all, of the shares of Common Stock subject to this Warrant upon the Maturity Date or an Event of Default.

          (f) In lieu of exercise of the Warrant, Warrantholder, in its discretion and in addition to all other rights of Warrantholder under this Warrant, may elect to receive payment of the Warrant Redemption Price (as defined below) on the Maturity Date (without regard to any extension thereof pursuant to Section 1.2 of the Subordinated Note). The "Warrant Redemption Price" shall be equal to Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00); provided, however, in the event of the exercise of the Warrant on or prior to the Maturity Date pursuant to the terms hereof, the Warrant Redemption Price shall be reduced to Zero Dollars ($0.00). In the event that the Senior Lender does not consent to the payment of the Warrant Redemption Price in cash or other immediately available funds on the Maturity Date, the Company shall execute a promissory note dated as of the Maturity Date, payable to the order of Warrantholder, in a principal amount equal to the Warrant Redemption Price, having a maturity date, with respect to the entire principal balance thereof, of the Senior Indebtedness Maturity Date, bearing interest at twelve percent (12.0%) per annum, and containing such other terms and provisions as are reasonably satisfactory to Holder and Company. Concurrent with the execution of the New Note, Company shall execute an amendment to the Security Agreement providing that the collateral described in the Security Agreement secures the indebtedness evidenced by the New Note in addition to the indebtedness evidenced by the Subordinated Note.

     2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, Company shall pay cash equal to any such fractional shares, based upon the then applicable Exercise Price.

     3. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Warrantholder.

     4. No Rights as Shareholder. This Warrant does not entitle Warrantholder, by virtue solely of the ownership of this Warrant, to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

     5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to Company of all reasonable expenses incidental thereto and upon



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surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     7. Cash Distributions. No adjustment on account of ordinary cash dividends on the Common Stock or other securities purchasable hereunder will be made to the Exercise Price or to Number of shares issuable pursuant to the Warrant.

     8. Adjustments to Number of Shares Issuable for Certain Issuances.

        (a) Adjustments for Combinations, Consolidations or Subdivisions of Common Stock. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Number of shares issuable pursuant to this Warrant in effect immediately prior to such combination or consolidation shall be proportionately decreased; and conversely, if at any time or on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Number of shares issuable pursuant to this warrant in effect immediately prior to such subdivision shall be proportionately increased.

        (b) Adjustments for Stock Dividends. In case at any time or from time to time on or after the date of this Warrant the holders of any shares of Common Stock or other securities at the time receivable upon the exercise of the Warrant shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the Number of shares issuable pursuant to this Warrant shall be proportionately increased.

        (c) Adjustments for Reclassifications and Reorganizations. In case of any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or of any other corporation the stock or securities of which are at the time receivable upon the exercise of the Warrant), on or after the date of this Warrant, or in case after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case, the holder of the Warrant, upon the exercise thereof, at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities of such party to which such holder would have been entitled upon such consummation if such holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 8(a) and (b); in each such case the terms of this Section 8 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of the Warrant after such consummation.

     9. Certain Notice Requirements.


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     (a) Notice of Certain Transactions. The Company shall give the holder of this Warrant written notice of any merger of the Company or any other corporate reorganization in which the Company is not the continuing or surviving entity of such merger or reorganization, or of any sale of substantially all of the assets of the Company. Such notice shall be given not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the contemplated transaction, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the mailing by the Company of the first notice provided for in this Section 9(a) or sooner than ten (10) days after the mailing by the Company of any notice of material changes provided for in this
Section 9(a); provided, however, that such periods may be shortened or waived upon the written consent of the holder of the Warrants.

     (b) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all actions that may be necessary or appropriate to protect the exercise rights of the holder of this Warrant against impairment.

     (c) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of Section 9 and furnish to the holder hereof a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder hereof, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price in effect at the time and (iii) the number of shares of Common Stock and the amount, if any, of other property that would be received at the time upon exercise of this Warrant.

     (d) Notices.

          (i) Events Triggering Notices. The following events shall cause the Company to issue notices in accordance with the provisions of Section 9(d)(ii) below:

               (1) a declaration by the Company of any dividend or distribution upon shares of its Common Stock, in property, stock or other securities;

               (2) any reclassification or recapitalization by the Company of its outstanding Common Stock involving a change in the Common Stock;




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          (3) a merger or consolidation of the Company with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the Company's property or business, or a liquidation, dissolution or winding up of the Company; or

          (4) an intended initial public offering of the Company's Common Stock.

     (ii) Types of Notices. In connection with each event described in Section 9(d), the Company shall send the following notices:

          (1) at least twenty (20) days prior to the date on which a record is to be taken for the dividend, distribution or subscription rights referred to in Section 9(d)(i)(1) above or the date for determining rights to vote with regard to matters referred to in Sections 9(d)(i)(2) and 9(d)(i)(3) above, the Company shall send a notice to the holder hereof setting forth the record or voting date and the nature of the action;

          (2) in case of any event referred to in Section 9(a) above, at least twenty (20) days prior to the date when the event is to take place, the Company shall send a notice to the holder hereof setting forth the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event; and

          (3) in case of the event referred to in Section 9(d)(i)(4) above, promptly upon a determination by the Company to make an initial public offering.

     (iii) Delivery of Notices. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder hereof at the address for each such holder as shown on the books of the Company.

  10. Amendments and Waivers. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Warrant may be amended by a written instrument executed by Company and the Warrantholder and the observance of any such term may be waived (either generally or in a particular instance, and either retroactively or prospectively) with (but only with) the written consent of Company or the Warrantholder, as the case may be, for whose benefit such term applies.

  11. Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested) or by facsimile transmission or sent by a recognized overnight delivery service that can provide proof of delivery upon request addressed to the Warrantholder or Company at their respective addresses as set forth on the records of Company or such other address as any party may designate to the other in accordance with the aforesaid procedure.

  12. Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Warrantholder and its successors and assigns. This Warrant may not be detached or assigned separately from the Subordinated Note, except as otherwise provided in the Subordinated Note. The Warrantholder shall notify the Company upon the assignment of the Subordinated Note and the Warrant.

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         13. Mandatory Redemption. This Warrant is mandatorily redeemable, pursuant to the terms set forth in the Subordinated Note, unless this Warrant is exercised pursuant to Section 1(e) hereof, prior to such mandatory redemption.

         14. Registration Rights. The Warrantholder shall have the right to have the shares of Common Stock obtained upon exercise of the Warrant pursuant to
Section 1(e) hereof included in the registration of Common Stock in an initial public offering of Common Stock by the Company at no cost to the Warrantholder other than any applicable underwriter's discount or commission charged to all shareholders on a per share basis.

         15. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to any conflicts of laws rules thereunder.

         16. Amendment and Restatement. This is an amendment and restatement of that certain Warrant dated June 22, 1999, executed by Bakers Footwear Group, Inc. f/k/a Weiss and Neuman Shoe Co. originally for the benefit of Mississippi Valley Capital Corporation, a Missouri corporation.

         IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this 31st day of January, 2003.


                                    BAKERS FOOTWEAR GROUP, INC. F/K/A
                                    WEISS AND NEUMAN SHOE, CO.

                                    By: /s/ PETER A. EDISON
                                        ------------------------------------
                                        Peter A. Edison, Chief Executive Officer




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